UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Canopy Growth Urges Shareholders to Cast their Vote for the Upcoming Annual General and Special Meeting Today

•	Shareholders are encouraged to vote well in advance of the proxy deadline on September 24, 2025 at 1:00 PM ET

•	The Board of Directors of Canopy Growth recommends shareholders vote FOR each proposal

•	Your vote is important! If you need assistance with voting your shares, please contact Laurel Hill Advisory Group at 1-877-452-7184 or by e-mail at assistance@laurelhill.com

Smiths Falls, ON, September 19, 2025 – Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED, NASDAQ:CGC) today urges its shareholders to vote ahead of the upcoming annual general and special meeting of shareholders (the “Meeting”) on September 26, 2025 at 1:00 PM ET.

Canopy Needs Your Vote – Vote Today and Help Us Reach Quorum

Canopy Growth is approaching number of shares needed to reach quorum for the Meeting and needs your help to reach this threshold to avoid delaying the Meeting and incurring additional costs for the Company.

As a requirement of the Company’s NASDAQ listing, a quorum at the Meeting consists of the presence, in person, by remote communication or by proxy duly authorized, of the holders of 33 1/3% of the outstanding shares entitled to vote at the Meeting.

Due to the nature of Canopy Growth’s shareholder base, your presence in person (including by remote communication) or by proxy at the Meeting is critical to help the Company achieve a quorum. Your vote is important no matter how many shares you own.

Shareholders of record as of the close of business on August 1, 2025 are eligible to vote at the Meeting.

The Meeting Materials have been filed on EDGAR and SEDAR+ under the Company’s profile, and are available at: https://www.canopygrowth.com/investors/investor-events/annual-general-and-special-meeting-2025.

The Board of Directors of Canopy Growth recommends shareholders vote FOR each proposal well before the proxy voting deadline of September 24, 2025 at 1:00 PM ET.

Voting is Quick and Easy

Please take a moment to submit it today using one of the convenient options below.

For the majority of Canopy Growth shareholders, voting will be facilitated by Broadridge Investor Communications Corporation (“Broadridge”). These shareholders will receive (or be able to access) a form of proxy or voting instruction form from Broadridge with a 16-digit control number, which can be used to vote:

Online: http://proxyvote.com	By Phone: 1-800-474-7493

Canopy Growth shareholders who hold their shares at Interactive Brokers LLC can vote online at http://proxypush.com using the provided control number.

Clients of Robinhood Securities, LLC who are eligible to vote will receive a voting notice by email from noreply@robinhood.com. Voting is hosted by Say Technologies, with voting and materials available directly from the email.

Many shareholders are also eligible to vote quickly and conveniently over the phone by contacting the Company’s proxy solicitation agent, Laurel Hill Advisory Group (“Laurel Hill”), at 1-877-452-7184 (1-416-304-0211 for collect calls outside North America). Shareholders with questions about the Meeting or voting their shares can also contact Laurel Hill at the above phone numbers, or by email at assistance@laurelhill.com.

Contact Details:

Alex Thomas

Sr. Director, Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a world-leading cannabis company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to consumers, Canopy Growth delivers innovative products from owned and licensed brands, including Tweed, 7ACRES, DOJA, Deep Space, and Claybourne, as well as category defining vaporization devices by Storz & Bickel. In addition, Canopy Growth serves medical cannabis patients globally with principal operations in Canada, Europe and Australia.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through an unconsolidated, non-controlling interest in Canopy USA, LLC (“Canopy USA”). Canopy USA’s portfolio includes ownership of Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with operations throughout the U.S. Northeast and Midwest, as well as ownership of Wana Wellness, LLC, The Cima Group, LLC, and Mountain High Products, LLC (collectively, doing business as Wana), a leading North American edibles brand, and majority ownership of Lemurian, Inc.(doing business as Jetty), a California-based producer of high-quality cannabis extracts and clean vape technology.

At Canopy Growth, we’re shaping a future where cannabis is embraced for its potential to enhance well-being and improve lives. With high-quality products, a commitment to responsible use, and a focus on enhancing the communities where we live and work, we’re paving the way for a better understanding of all that cannabis can offer.

For more information visit www.canopygrowth.com. References to information included on, or accessible through, our website do not constitute incorporation by reference of the information contained at or available through our website, and you should not consider such information to be part of this press release.